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                                September 6, 1996



Ralcorp Holdings, Inc.
800 Market Street
29th Floor
St. Louis, Missouri  63101

                  RE: Credit Agreement dated as of March 12, 1996 among Ralcorp Holdings, Inc., the Lenders party thereto and NationsBank, N.A., as Agent in respect of $100,000,000 364-Day Revolving Credit Facility (the "Credit Agreement")

Gentlemen:

Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

At your request, we hereby agree as Agent under the Credit Agreement, on behalf and with the consent of the Required Lenders, to waive the requirements of Sections 7.11(a) and 7.11(b) of the Credit Agreement for the Calculation Date occurring on September 30, 1996.

The waiver set forth in this letter shall be effective only in the specific circumstances provided for above and only for the purposes for which given.

Except as waived or modified hereby, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.

This letter may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract.

                              Sincerely,

                              NATIONSBANK, N.A.,
                              as Agent for the Lenders


                              By  /s/ Valerie C. Mills
                                  -------------------------
                              Title:  Senior Vice President



[Acknowledgement page to follow]


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ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

RALCORP HOLDINGS, INC.


By  /s/ T. C. Oviatt
    ------------------------
Title:  Treasurer

cc:   Those on the Attached Bank
      Group Distribution List